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                                                                   EXHIBIT 8.1


                                 LAW OFFICES

                             FENNEMORE CRAIG

                      A PROFESSIONAL CORPORATION


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
                          JAMES POWERS            JAMES M. BUSH              ARTHUR D. EHRENREICH     OFFICES IN PHOENIX AND TUCSON
 CALVIN H. UDALL          KENNETH J. SHERK        NEAL KURN                  ROBERT P. ROBINSON
 C. WEBB CROCKETT         JOHN D. EVERROAD        JAMES W. JOHNSON           F. PENDLETON  GAINES, III
 MICHAEL PRESTON GREEN    JAY S. RUFFNER          JORDAN GREEN               LOUIS F. COMUS, JR.          3003 NORTH CENTRAL AVENUE
 ROBERT J. HACKETT        RONALD L. BALLARD       TIMOTHY J. BURKE           RONALD J. STOLKIN                           SUITE 2600
 DONALD R. GILBERT        ROGER T. HARGROVE       WILLIAM L. KURTZ           MARK A. NESVIG            PHOENIX, ARIZONA  85012-2913
 STEPHEN M. SAVAGE        DAVID T. MADDOX         GEORGE T. COLE             LAUREN J. CASTER                Phone:  (602) 916-5000
 JAMES R. HUNTWORK        TIMOTHY BERG            C. OWEN PAEPKE             WILLIAM L. THORPE                 Fax:  (602) 916-5999
 LELAND M. JONES          DAVID T. COX            CYNTHIA L. SHUPE           MICHAEL V. MULCHAY
 CHARLES M. KING          PAUL J. MOONEY          CATHY L. REECE             DAVID A. WEATHERWAX                    WRITER'S DIRECT
 PHILLIP F. FARGOTSTEIN   RITA A. EISENFELD       DAVID N. HEAP              DON J. MINER                    Phone:  (602) 916-5390
 GRAEME HANCOCK           RAY K. HARRIS           MARGARET R. GALLOGLY       KAYE L. McCARTHY                  Fax:  (602) 916-5590
 NORMAN D. JAMES          DAVID E. VIEWEG         ANDREW M. FEDERHAR         GREGG HANKS                         BSHELLEY@FCLAW.COM
 SCOTT M. FINICAL         JAY S. KRAMER           CHRISTOPHER L. CALLAHAN    GABRIEL BECKMANN
 KAREN CIUPAK McCONNELL   BRYAN A. ALBUE          J. BARRY SHELLEY           CHRISTOPHER P. STARING
 JIM WRIGHT               ROBERT E. COLTIN        JOHN RANDALL JEFFERIES     ROBERT D. ANDERSON
 JANET W. LORD            JAMES J. TRIMBLE        JANICE PROCTER-MURPHY      ROBERT J. KRAMER
 JOHN J. BALITIS, JR.     JEAN M. SULLIVAN        KEITH L. HENDRICKS         W.T. EGGLESTON, JR.
 JOHN M. PEARCE           THERESA DWYER           MARK H. BRAIN              SCOTT H. THOMAS
 M. VIRGINIA PERRY        SUSAN GAYLORD WILLIS    PAUL F. WILLE              DOUGLAS C. NORTHUP
 ELIZABETH M. BEHNKE      RICHARD A. KASPER       KENDIS K. MUSCHEID         STEPHEN A. GOOD
 MARC H. LAMBER           JEFFREY S. PITCHER      STACIE KEIM SMITH          DEWAIN D. FOX
 SUSAN M. CIUPAK          VALERIE B. NOON         AMY ABDO ANDERSON          JAY L. SHAPIRO
 JEFFREY S. SILVYN        SCOTT L. ALTES          MARY BETH PHILLIPS         SANDRA L. ETHERTON
 JAMES D. BURGESS         RUSSELL O. FARR         THOMAS  F.  O'MALLEY, III  JANNA B. DAY
 ERIN  E. FLAHARTY        DAVID M. CALL           VERA E. MUNOZ              SAL J. RIVERA
 SUSAN M. WISSINK         JOEL B. SHAPIRO         THEODORE D. SETZER         MICHELLE G. MARSHALL
 CAREY J. FOX             JOSEPH SCIARROTTA, JR.  WILLIAM S. GATES           JOHN D. BETHEA
 STACEY A. KELLY          TRACY A. PORTER         JANE PROCTOR
 LORI A. HIGUERA
                                                                              -----------------------

 *    ADMITTED TO PRACTICE IN NEW YORK                                        STANLEY S. WEITHORN *
                                                                                 SENIOR COUNSEL

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                                April 22, 1998

Black Mountain Gas Company
Shareholders of Black Mountain Gas Company
P.O. Box 427
Cave Creek, Arizona  85327

RE: TAX OPINION REGARDING PROPOSED MERGER OF BLACK MOUNTAIN GAS COMPANY INTO NORTHERN STATES POWER COMPANY

Ladies and Gentlemen:

     We have acted as special counsel to Black Mountain Gas Company, an Arizona corporation ("Black Mountain"), in connection with the contemplated merger (the "Merger") of Black Mountain with and into Northern States Power Company, a Minnesota corporation ("Northern States"), pursuant to the Arizona Business Corporation Act, as amended (the "ABCA"), the Minnesota Business Corporation Act, as amended (the "MBCA"), and the Agreement and Plan of Merger dated as of December 29, 1997 by and between Black Mountain (the "Merger Agreement"), and certain related instruments and agreements executed, or to be executed, in connection with the Merger Agreement (the "Merger Related Instruments").


     Our opinion is provided solely with respect to certain federal income tax consequences of the Merger. This opinion is being delivered at your request and pursuant to Section 8.1(f) of the Merger Agreement. Capitalized terms used but not otherwise defined in this letter shall have the meanings assigned to them in the Merger Agreement.

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FENNEMORE CRAIG

Black Mountain Gas Company
Shareholders of Black Mountain Gas Company
April 22, 1998
Page 2



DESCRIPTION OF TRANSACTIONS

     The ABCA, the MBCA, the Merger Agreement and Merger Related Instruments essentially provide for (i) the merger of Black Mountain with and into Northern States with Northern States, as the surviving corporation, succeeding to all of the assets and liabilities of Black Mountain; and (ii) subject to certain exceptions, the conversion of each issued and outstanding share of Common Stock, no par value per share, of Black Mountain (the "Black Mountain Common Stock") into shares of Common Stock, $2.50 par value per share, of Northern States (the "Northern States Common Stock") as provided in the Merger Agreement.

FACTUAL ASSUMPTIONS, REPRESENTATIONS AND LIMITATIONS

     In rendering our opinion, we have examined and relied upon, and our opinion is conditioned upon the accuracy and completeness of, the facts, information, covenants and representations contained in this letter and in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Merger Related Instruments, and the Registration Statement on Form S-4 (the "Registration Statement") filed by Northern States under the Securities Act of 1933, as amended (the "Act") on April 7, 1998, Registration Statement No. 333-49529, with respect to the shares of Northern States Common Stock to be issued to holders of shares of Black Mountain Common Stock upon consummation of the Merger. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. We have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies and the authenticity of the originals of such copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by Black Mountain and Northern States. We also have assumed that the Merger will be consummated in accordance with the Merger Agreement and the Merger Related Instruments and that the Merger will qualify as a statutory merger under applicable state law.

     In addition, we have relied upon, and this opinion is expressly conditioned upon the accuracy of, certain representations made to us by Black Mountain, Northern States and certain shareholders of Black Mountain. We have assumed, without independent verification, that such representations are true in all material respects as of the date hereof. If any of the facts, information, covenants or representations relied upon is not true or does not occur, it is possible that the Merger will not qualify as a tax-free reorganization, which possibly would result in substantially adverse tax consequences to the shareholders of Black Mountain.

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FENNEMORE CRAIG

Black Mountain Gas Company
Shareholders of Black Mountain Gas Company
April 22, 1998
Page 3


OPINION

     To qualify as a tax-free reorganization, a transaction must satisfy certain statutory requirements set forth in the Internal Revenue Code of 1986, as amended (the "Code"), and several judicially-created requirements which have been developed through court rulings and Internal Revenue Service interpretations. For example, for the Merger to be treated as a tax-free reorganization under Section 368 of the Code, the Merger must satisfy a "continuity of stockholder interest" requirement, a "continuity of business enterprise" requirement, and a "business purpose" requirement. Although there is no way to guaranty that the Internal Revenue Service will not successfully challenge any argument to the contrary, based upon our review of certain representations and documentation concerning the Merger, we believe that the applicable statutory and judicial requirements will be satisfied by the Merger.

     Based upon the foregoing documents, representations, facts and assumptions as they exist or have been represented to us as of the date of this letter, and subject to the limitations and qualifications set forth in this letter, it is our opinion that:

     1. The Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code and Black Mountain and Northern States will each be a party to a reorganization within the meaning of Section 368(b) of the Code.

     2. No gain or loss will be recognized by Black Mountain as a result of the Merger.

     3. No gain or loss will be recognized by the shareholders of Black Mountain who exchange their Black Mountain Common Stock solely for Northern States Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Northern States Common Stock).

     4. The tax basis of the Northern States Common Stock received by the shareholders of Black Mountain who exchange all of their Black Mountain Common Stock solely for Northern States Common Stock in the Merger will be the same as the tax basis of the Black Mountain Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     5. The holding period for capital gains purposes of Northern States Common Stock received by shareholders of Black Mountain in the Merger will include the period during which the shares of Black Mountain Common Stock to be exchanged therefor were held, PROVIDED such Black Mountain Common Stock was held as a capital asset by the holder thereof at the Closing Date.

     6. The discussion in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement under the caption "The Merger - Certain Federal Income Tax


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FENNEMORE CRAIG

Black Mountain Gas Company
Shareholders of Black Mountain Gas Company
April 22, 1998
Page 4


Consequences" insofar as it relates to matters of federal income tax law is a fair and accurate summary of such matters.

     This opinion may not be applicable to Black Mountain shareholders who received their Black Mountain Common Stock pursuant to the exercise of employee stock options or otherwise as compensation or who are not citizens or residents of the United States.

     In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Regulations and Proposed Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant. Statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in the authorities upon which our opinion is based could affect our conclusions. This opinion is rendered as of the date of this letter, and we undertake no obligation to update this opinion should it no longer remain accurate by reason of change in factual circumstances, law, regulation, judicial decision, administrative interpretation or otherwise.

     We are qualified to practice law in the State of Arizona. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of Arizona and, to the extent expressly set forth in this letter, the federal laws of the United States of America. With respect to such Arizona and federal law, our opinions are as to what the law is or, in circumstances where the status of the law is unclear, what the law might reasonably be expected to be at the date of this letter. We express no opinion as to any matter not addressed in this letter and we express no opinion as to matters addressed in this letter other than as expressly set forth in this letter. Accordingly, and except as expressly set forth above, we express no opinion as to the tax consequences, whether federal, state, local or foreign, of the Merger or of any transactions related to the Merger. Further, without limiting the generality of the foregoing, we express no opinion as to any federal or state securities laws or issues.

     This opinion is being furnished only to, and is solely for the benefit of Black Mountain and the shareholders of Black Mountain and, except with our prior written consent, is not to be used, circulated, quoted, published or otherwise referred to or disseminated for any other purpose or relied upon by any person or entity; PROVIDED, HOWEVER, that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "The Merger - Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,

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FENNEMORE CRAIG

Black Mountain Gas Company
Shareholders of Black Mountain Gas Company
April 22, 1998
Page 5


                                /s/ Fennemore Craig, a Professional Corporation
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                                Fennemore Craig, a Professional Corporation